                                POWER OF ATTORNEY

        The undersigned hereby appoints David A. Hillman the undersigned's true and lawful attorney-in-fact to:

        o   Execute and file for and on behalf of the undersigned, any Form
            ID and any reports on Forms 3, 4 and 5 (including any amendments thereto) with respect to ownership of securities of Westwood One
            (the "Company") that the undersigned may be required to file with the U.S. Securities and Exchange Commission in accordance with Section 16(a) of the Securities Exchange Act of 1934 and
            the rules thereunder;

        o   The undersigned acknowledges that the foregoing
            attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with Section
            16 of the Securities Exchange Act of 1934.

        o   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and
            transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 12, 2008.

                                        /s/ Ian Weingarten
                                        ----------------------------------------
                                        Signature

                                        Print Name: Ian Weingarten